UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2014
Materion Corporation
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(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
____________________________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On December 3, 2014, John D. Grampa, Senior Vice President, Finance and Chief Financial Officer of Materion Corporation (the "Company"), gave notice of his plan to retire from the Company prior to the end of 2015. The Board of Directors has appointed Joseph P. Kelley, age 42, as Vice President, Finance and Chief Financial Officer effective January 1, 2015. After Mr. Grampa ceases in his role as Senior Vice President, Finance and Chief Financial Officer, he will be responsible for global procurement, information technology and corporate communications as Senior Vice President, Administration.

Mr. Kelley joined the Company in December of 2011 as Vice President, Finance for the Materion Advanced Materials Group. Prior to joining Materion, Mr. Kelley had served as Vice President of Planning and Investor Relations at PolyOne Corporation, a global provider of specialized polymer materials, services and solutions, since 2009.

In connection with Mr. Kelley's appointment as Vice President, Finance and Chief Financial Officer, he will receive a base salary of $350,000 and will be eligible to participate in the Company's annual management incentive plan and the long-term incentive program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

December 3, 2014	By:	/s/ Michael C. Hasychak
Michael C. Hasychak
Vice President, Treasurer and Secretary